Exhibit 99.2



                Written Statement of the Chief Financial Officer
                          Pursuant to 18 U.S.C. ss.1350


Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Chief Financial Officer of Cal-Maine Foods, Inc. (the "Company"), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Company for the year ended June 1, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/  Bobby J. Raines
-----------------------------------------
Bobby J. Raines
Vice President, Chief Financial Officer,
Treasurer and Secretary

Date:  August 12, 2002




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